UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMH Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 29, 2016

This notice is to advise you that the proxy materials for our upcoming 2016 annual meeting of stockholders are available on the internet. To view our proxy statement and annual report, go to www.proxydocs.com/IMHF. To submit your proxy while visiting this site, you will need to enter the 12 digit control number in the box below.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request by no later than June 8, 2016.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/IMHF

Proxy Materials Available to View or Receive:

1. Proxy Statement, including a Proxy Card and Notice of Annual Meeting   2. Annual Report on Form 10-K

Printed materials may be requested by one of the following methods:

INTERNET www.investorelections.com/IMHF	TELEPHONE (866) 648-8133		*E-MAIL paper@investorelections.com
You must use the 12 digit control number located in the shaded gray box below.		*

If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	SHARES

IMH Financial Corporation Notice of Annual Meeting of Stockholders

Date:         Wednesday, June 29, 2016

Time:         9:00 A.M. Eastern Time

Place:        Sheraton Suites Wilmington Downtown

   Delaware Ballroom

   422 Delaware Avenue

   Wilmington DE 19801

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

1.	Election of Directors:

Lawrence D. Bain Leigh Feuerstein Dr. Andrew Fishleder Michael Racy

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.